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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-11 of our report dated July 28, 2010 relating to the combined financial statements and financial statement schedule of STAG Predecessor Group, our report dated July 28, 2010 relating to the combined statement of revenue and certain expenses of STAG Acquisition Group, our report dated July 28, 2010 relating to the combined statement of revenue and certain expenses of STAG Contribution Group, our report dated July 28, 2010 relating to the statement of revenue and certain expenses of the Newton Property, and our report dated July 28, 2010 related to the consolidated balance sheet of STAG Industrial, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 28, 2010

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  Exhibit 23.1